Agritek Holdings Inc.

777 Brickell Avenue Suite 500

Miami, Florida 33131

Re: Resignation of CEO

September 19, 2019

Dear Board of Directors and Shareholders:

I hereby tender my resignation as CEO of Agritek Holdings, Inc. effective September 19th, 2019. I shall assist the Company in appointing the new CEO, Scott Benson and filing the 8K for his appointment to the board through legal counsel as my replacement and provide information on current operations to the best of my ability until the appointment of my successor.

I believe that time has now come for the company start anew, with a new spirit and experienced leadership to better respond to challenges arising from our rapidly changing industry.

My decision to resign from the Company's board of directors is not the result of any disagreement with the Company's operations, policies or procedures.

I have appreciated the opportunity to serve on the Company's board as the interim CEO, and wish you and the Company the best as you continue to move forward with initiatives the company is pursuing.

Best regards,

Suneil Singh Mundie